Ex 99.5(a)

VAROOM – Flexible Premium Individual Variable Annuity Application

MAILING INSTRUCTIONS

Send this completed application to:

National Integrity Life Insurance Company, 15 Matthews St., Suite 200, Goshen, NY 10924-1995

Money allocated to the subaccounts in the variable annuity are subject to investment risk, including possible loss of the principal amount invested. The values in the subaccounts may increase or decrease and the dollar amount is not guaranteed.

OWNER INFORMATION (Required)

Owner – The Owner controls the contract. If the owner is a non-natural person, such as a trust or corporation, complete the Entity Ownership Certificate.

Name–First, Middle, Last		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Sex: ☐ Male ☐ Female	Date of Birth	Email Address

State/Country of Birth

ANNUITANT INFORMATION (Required if different from Owner). The Owner and Annuitant can only be different if this is a custodial account.

Annuitant – The Annuitant is the person whose life expectancy is used to determine the annuity benefit.

Name–First, Middle, Last		Phone Number	Social Security Number

Address		City	State	Zip Code

Sex: ☐ Male ☐ Female	Date of Birth	Email Address

State/Country of Birth

BENEFICIARY INFORMATION (Required) To ensure spousal continuation, or if the spousal GLWB is elected, the Owner’s spouse must be the sole primary beneficiary.

Beneficiary – The Beneficiary receives the death benefit if the Owner dies. The death benefit goes to the Owner’s estate if a beneficiary is not named.

Name–First, Middle, Last	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

Name–First, Middle, Last	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

ICC10-NI-28-31000	Last Updated: 11/1/10

BENEFICIARY INFORMATION (Continued)

Name–First, Middle, Last	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

Name–First, Middle, Last	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

TRANSFER OR REPLACEMENT INFORMATION (Required)

Do you currently have an existing annuity contract or life insurance policy?  ☐ Yes   ☐ No

Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy?

☐ Yes   ☐ No

CONTRACT AND PREMIUM INFORMATION (Required)

How do you want National Integrity to issue the contract?  ☐ Traditional IRA   ☐ Roth IRA   ☐ SEP IRA

Total Amount of Premium: $                                  Is this a rollover?   ☐ Yes   ☐ No

The money will be received via:   ☐ Qualified Transfer   ☐ Check (payable to National Integrity Life Insurance Company)

☐ Wire Transfer from account belonging to                           and originating from                             (state/country)

If an additional contribution is being made to this IRA, tax year in which the contribution is made                     .

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB) – Optional

This benefit is not available for all issue ages. Transfer and partial withdrawal restrictions apply. The cost of the GLWB is 0.60% annually for the Basic Allocation Strategy and 0.80% annually for the Self Style Allocation Strategy. Maximum charge for either strategy is 1.50%

☐  I would like to like to add the following GLWB to my annuity contract (choose one):

☐ Individual Rider – Based on the Owner/Annuitant only

☐ Spousal Rider – Based on the Owner/Annuitant and Spouse (fill out information below)

SPOUSE INFORMATION

Name–First, Middle, Last		Phone Number	Social Security Number/TIN

Address	☐ Same as Owner	City	State	Zip Code

Sex: ☐ Male ☐ Female	Date of Birth	State/Country of Birth

If the GLWB is elected all funds must be 100% allocated to the following investment strategies. You may select only one of the following strategies. Any change within a strategy will initiate a 60 day waiting period (including from contract issue). Allocations within a strategy apply to current and future allocations as well as quarterly asset rebalancing. Withdrawals will be taken pro-rata across all investment options.

GLWB ALLOCATION – Check one of the Strategies

Systematic Transfer Option (STO) – OPTIONAL

Choose one:  ☐ 6 month STO, Monthly   12 Month STO   ☐ Monthly   ☐ Quarterly

Check one of the following (Required)

☐   Allocate the initial premium directly into the strategy and allocation indicated below.

☐   Allocate 100% of my initial premium to the STO selected above. Allocations from the STO are indicated below.

☐   Allocate               % of my initial premium to the STO selected above. Allocations from the STO are indicated below.

The remaining portion of your initial premium amount will be allocated according to the allocations indicated below.

☐ STRATEGY 1: BASIC ALLOCATION – Choose on the Models below or complete Strategy 2: Self-Style Allocation

☐ Model 1 – Growth
30% iShares® S&P 500 Index Fund	5%	Vanguard Tax-Managed International Fund
10% iShares® S&P 500 Growth Index Fund		Europe Pacific ETF Shares
10% iShares® S&P MidCap 400 Index Fund	35%	Vanguard Total Bond Market Index Fund
5% iShares® S&P/Citigroup International Treasury Bond Fund		ETF Shares
5% iShares® S&P SmallCap 600 Index Fund

☐ Model 2 – Blend
40% iShares® S&P 500 Index Fund	5%	Vanguard Tax-Managed International Fund
10% iShares® S&P MidCap 400 Index Fund		Europe Pacific ETF Shares
5% iShares® S&P/Citigroup International Treasury Bond Fund	35%	Vanguard Total Bond Market Index Fund
5% iShares® S&P SmallCap 600 Index Fund		ETF Shares

☐ Model 3 – Value
30% iShares® S&P 500 Index Fund	5%	Vanguard Tax-Managed International Fund
10% iShares® S&P 500 Value Index Fund		Europe Pacific ETF Shares
10% iShares® S&P MidCap 400 Index Fund	35%	Vanguard Total Bond Market Index Fund
5% iShares® S&P/Citigroup International Treasury Bond Fund		ETF Shares
5% iShares® S&P SmallCap 600 Index Fund

☐ STRATEGY 2: SELF-STYLE ALLOCATION – Please use whole percentage numbers

Core Fixed Income 35% to 65% of Total (must allocate at least 35% and no more than 65% of total)

☐ iShares® Barclays Aggregate Bond Fund	%	☐ Vanguard Total Bond Market Index Fund, ETF Shares
☐ iShares® Barclays Intermediate Credit Bond Fund	%			%

			Total		%

Core Equity 35% to 65% of Total (must allocate at least 35% and no more than 65% of total)	+

☐ iShares® S&P 500 Index Fund	%	☐ Vanguard Large-Cap Index Fund, ETF Shares
☐ Vanguard Dividend Appreciation Index Fund, ETF Shares				%
%
			Total		%

Non-Core Fixed Income 0% to 30% of Total (maximum of 30% allocation of total)	+

☐ iShares® Barclays TIPS Bond Fund	%	☐ iShares® iBoxx $ High Yield Corporate Bond Fund		%
☐ Vanguard Intermediate-Term Corporate Bond Index Fund, ETF Shares	%	☐ Vanguard Variable Insurance Fund Money Market Portfolio		%

			Total		%

Non-Core Equity 0% to 30% of Total (maximum of 30% allocation of total)	+

☐ iShares® S&P 500 Growth Index Fund	%	☐ iShares® S&P SmallCap 600 Index Fund		%
☐ iShares® S&P 500 Value Index Fund	%	☐ Vanguard Mega Cap 300 Index Fund, ETF Shares
☐ iShares® S&P MidCap 400 Index Fund	%			%

			Total		%

International & Alternative 0% to 15% of Total (maximum of 15% allocation of total)	+

☐ iShares® S&P/Citigroup International Treasury Bond Fund	%	☐ Vanguard REIT Index Fund, ETF Shares		%
☐ Vanguard Emerging Markets Stock Index Fund, ETF Shares		☐ Vanguard Tax-Managed International Fund, Europe Pacific ETF Shares
	%			%

			Total		%
= 100%

INVESTMENT OPTION ALLOCATION (Do not complete if the GLWB was elected)

Systematic Transfer Option (STO) – OPTIONAL

Choose one:  ☐ 6 month STO, Monthly    12 Month STO   ☐ Monthly   ☐ Quarterly

Check one of the following (Required)

☐   Allocate the initial premium directly into the allocation indicated below.

☐   Allocate 100% of my initial premium to the STO. Allocations from the STO are indicated below.

☐   Allocate           % of my initial premium to the STO option selected above. Allocations from the STO are indicated below. The remaining portion of your initial premium amount will be allocated according to the allocations indicated below.

Please use whole percentage numbers	Contract Allocation
Equity Subaccounts
iShares® S&P 500 Index Fund		%
iShares® S&P 500 Growth Index Fund		%
iShares® S&P 500 Value Index Fund		%
iShares® S&P MidCap 400 Index Fund		%
iShares® S&P SmallCap 600 Index Fund		%
Vanguard Dividend Appreciation Index Fund, ETF Shares		%
Vanguard Large-Cap Index Fund, ETF Shares		%
Vanguard Mega Cap 300 Index Fund, ETF Shares		%

Fixed Income Subaccounts
iShares® Barclays Aggregate Bond Fund		%
iShares® Barclays Intermediate Credit Bond Fund		%
iShares® Barclays TIPS Bond Fund		%
iShares® iBoxx $ High Yield Corporate Bond Fund		%
Vanguard Intermediate-Term Corporate Bond Index Fund, ETF Shares		%
Vanguard Total Bond Market Index Fund, ETF Shares		%
Vanguard Variable Insurance Fund Money Market Portfolio		%

International and Alternative Subaccounts
iShares® S&P/Citigroup International Treasury Bond Fund		%
Vanguard Emerging Markets Stock Index Fund, ETF Shares		%
Vanguard Tax-Managed International Fund, Europe Pacific ETF Shares		%
Vanguard REIT Index Fund, ETF Shares		%

= 100%

DISCLOSURE, CERTIFICATION AND OWNER’S SIGNATURE

Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a US citizen or resident alien.

Note: You must cross out Item #2 of certification if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax returns.

I have read the statements and answers in all parts of this application and they are true and complete to the best of my knowledge and belief. I have received and read the prospectus for the product applied for. I also understand that the National Integrity Life Insurance Company will have no liability until the contract is issued.

This application was signed in the city and state of                                                      .

Owner’s Signature	Social Security Number	Driver’s License Number	Date

Annuitant’s Signature (if different from Owner)			Date

SALES REPRESENTATIVE/LICENSED AGENT INFORMATION

Options:    ☐ I   ☐ II

Does the applicant now have life insurance policies or annuity contracts with any company? ☐ Yes ☐ No

Will any existing insurance or annuity be replaced or changed (or has it been), assuming the contract applied for will be issued?   ☐ Yes   ☐ No

By the signature below, I certify that I have asked and recorded completely and accurately the answers to all questions on this application. I know of nothing affecting the risk that has not been recorded herein. I also certify that prior to signing this application, I delivered to the applicant the product prospectus, any proposal, outline of coverage, Buyer’s Guide, comparison and/or disclosure statement required by federal law or by the law of the state where the application was signed.

Name–First, Middle, Last (Print)	Phone	Agent ID Number

Firm Name	Fax Number	Email Address

Branch Address	City	State	Zip Code

Sales Representative/Licensed Agent’s Signature	Agent License ID Number		Date

☐ Issue as no-commission version

Mail contract to:   ☐ Sales Representative/Licensed Agent     ☐ Owner

(Contracts mailed to sales representative/licensed agent must be delivered to the owner within five days of receipt.)